SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 27, 2001



                         SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




          Maryland                   001-15319                  04-3445278
(State or other jurisdiction        (Commission              (I.R.S. employer
     of incorporation)              file number)          identification number)




        400 Centre Street, Newton, Massachusetts                 02458
        (Address of principal executive offices)               (Zip code)




         Registrant's telephone number, including area code:617-796-8350



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Item 5.  Other Events

         Sale of Common Shares of Beneficial Interest. On June 27, 2001, we priced an underwritten public offering of 3.2 million common shares of beneficial interest (the "Shares"). We expect to issue and deliver the 3.2 million Shares on or about July 3, 2001. The public offering price was $13.00 per share. We expect to use the $39 million of net proceeds (after estimated expenses and underwriter's discount) of the offering to repay borrowings outstanding under our revolving bank credit facility. We also granted the underwriters an option to purchase an additional 480,000 Shares to cover over-allotments.

         THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES REFORM ACT OF 1995 INCLUDING THOSE RELATING TO THE SETTLEMENT OF THE SECURITIES. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         1.0 Underwriting Agreement, dated as of June 27, 2001, between Senior Housing Properties Trust and the underwriters named therein relating to the 3,200,000 common shares of beneficial interest.

         8.1      Opinion of Sullivan & Worcester LLP re: tax matters.

         23.1     Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SENIOR HOUSING PROPERTIES TRUST


                              By: /s/  David J. Hegarty
                                    Name:  David J. Hegarty
                                    Title: President, Chief Operating Officer
                                           and Chief Financial Officer



Date:  June 28, 2001